AMENDMENT TO

                      MERGER AGREEMENT AND PLAN OF EXCHANGE

                                      AMONG

                       TECHNOLOGY ACQUISITION CORPORATION,

                    TECHNOLOGY ACQUISITION SUBSIDIARY, INC.,

                           CERTAIN MAJOR SHAREHOLDERS

                                       AND

                                   MINRAD INC.

                          AMENDMENT TO MERGER AGREEMENT
                              AND PLAN OF EXCHANGE


      This Amended Agreement and Plan of Reorganization (hereinafter the "Amended Merger Agreement") is entered into effective as of August 24, 2004 by and among TECHNOLOGY ACQUISITION CORPORATION, a Nevada corporation (hereinafter, "TAC"), TECHNOLOGY ACQUISITION SUBSIDIARY, INC., a newly-formed Delaware corporation (hereinafter, "AS"), and the undersigned major holders of common stock of TAC (hereinafter the "Major Shareholders"), on the one hand, and MINRAD INC., a Delaware corporation (hereinafter "MINRAD"), on the other hand.

      Nothwithstanding any other conflicting provisions in the Merger Agreement among TAC, AS, the Major Shareholders and MINRAD, dated as of July 15, 2004 (the "Merger Agreement"), each of the parties to this Amended Merger Agreement agree that the Merger Agreement is hereby amended to provide for the actions set forth herein on behalf of TAC and MINRAD. Any capitalized terms used but not defined herein will have the meaning as defined in the Merger Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Prior to the Closing, TAC may conduct a private placement of TAC Stock of up to and not more than 2.5 million shares at an offering price which may not be less than $1.75 per share (the "Offering"). Any offer and sale of in excess of 1.15 million shares in the Offering will not be made without the prior approval of the Board of Directors of MINRAD.

      2. Prior to the Offering, the Board of Directors of MINRAD, TAC and AS, the stockholders of MINRAD, the shareholders of TAC, and TAC as sole stockholder of AS, shall have approved this Amended Merger Agreement and shall have approved in accordance with applicable state corporation law the execution and delivery of this Amended Merger Agreement and the consummation of the transactions contemplated in the Agreements.

      3. Upon any closing of the Offering, whether an initial closing and one or more subsequent closings, TAC will use the proceeds of the Offering after placement agent fees and expenses (less not more than $25,000 for reasonable operating costs of TAC prior to the Merger) exclusively for one or more loans to MINRAD, provided, however, that any loans made by TAC to MINRAD contemplated herein will not be by their terms convertible or exchangeable for any securities and may not include any securities convertible into or exchangeable for shares of MINRAD Stock, TAC Stock or capital stock of AS. Any placement agent fees and expenses of TAC in the Offering shall be subject to the terms and conditions of the placement agreement with Cagan McAfee Capital Partners signed by MINRAD on December 17, 2003.

      4. In addition to the documents to be delivered pursuant to Section 13 of the Merger Agreement, at the Closing TAC and AS will deliver:

            (a) a complete list of all holders of outstanding TAC Stock who have purchased TAC Stock in the Offering;

            (b)   a copy of the documents used in the Offering;

            (c) any and all documents related to the Offering including: executed subscription agreements, TAC stock certificates, offering materials, state or federal securities law filings, and such other documents as may be requested by MINRAD from time to time.

      5. Except as specifically set forth in this Amended Merger Agreement, the Merger Agreement shall remain in full force and effect.

      6. This Agreement shall be governed by the internal law of the State of Delaware, without reference to principles of conflict of laws.

      7. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

      As conclusive evidence of their acceptance of the terms and conditions of this Amended Merger Agreement, the parties have executed this Agreement as of the day and year first above written.

TECHNOLOGY ACQUISITION CORPORATION          MINRAD INC.


By: ______________________________          By: _______________________________

Its: ______________________________         Its: ______________________________



TECHNOLOGY ACQUISITION SUBSIDIARY, INC.

By: ______________________________

Its: ______________________________


MAJOR SHAREHOLDERS:



CAGAN MCAFEE CAPITAL PARTNERS, LLC          TOBIN FAMILY TRUST

                                            By: ______________________________
By: ______________________________              Name:

Its: _____________________________              Title:

_________________________________           INTERNATIONAL CAPITAL ADVISORY, INC.
Laird Q. Cagan
_________________________________           By: ______________________________
Eric McAfee                                     Name:
                                                Title: